Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$25,000,000.00	11-05-2015	10-31-2018	4061100374		Note #1000	825
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	OFS Capital Corporation, a Delaware corporation 10 South Wacker Drive, Suite 2500 Chicago, IL 60606	Lender:	Pacific Western Bank Los Angeles Real Estate and Construction 9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212

Principal Amount: $25,000,000.00	Date of Agreement: October 31, 2016

DESCRIPTION OF EXISTING INDEBTEDNESS.
Promissory Note dated November 5, 2015 in the original Principal Amount of $15,000,000.00; together with all renewals, extensions and modifications related thereto (the "Note").
DESCRIPTION OF COLLATERAL.
A Commercial Security Agreement dated November 5, 2015 granting Lender a security interest in all business assets of Borrower.
A Commercial Security Agreement dated November 5, 2015 granting Lender a security interest in all business assets of Guarantor.
DESCRIPTION OF CHANGE IN TERMS. This Change In Terms Agreement ("Agreement") is entered into by Borrower and is effective on the latter of (i) its acceptance by Lender, (ii) the satisfaction of all conditions precedent to effectiveness (if any), or (iii) as of the Date of the Agreement set forth above.  Borrower agrees that the terms of the Note, the Business Loan Agreement dated November 5, 2015 (the "Business Loan Agreement"), and any other Related Documents described herein, are hereby modified by the terms of this Agreement.  To the extent any provision of this Agreement conflicts with the provisions of the Note, or any other Related Documents described herein, then the provisions of this Agreement shall control. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Loan Agreement.
1. The Note is hereby modified as follows:
a) The date on which all outstanding principal is due and payable (together with any accrued but unpaid interest) (the "Maturity Date") is hereby extended from November 6, 2017 to October 31, 2018.
b) The Principal Amount of the Note is hereby increased from $15,000,000.00 to $25,000,000.00. Borrower promises to pay to Lender, the principal amount of $25,000,000.00, or so much as may be outstanding, together with any accrued but unpaid interest and any unpaid due on the unpaid outstanding principal balance of each advance made under the Note.
c) Effective as of the date of this Agreement, the interest rate used to calculate interest payable on the unpaid principal balance of the Note will be at a fixed rate of 5.00%.
d) Borrower shall make regular payments as further outlined in this Agreement.
2. Borrower shall cause OFS Capital WM, LLC, a Delaware limited liability company to execute a Commercial Guaranty of the loan in favor of Lender, on Lender’s forms and in the amounts and under the conditions set forth in such guaranty.
3. Business Loan Agreement is hereby modified as follows:
The provision titled "CONDITIONS PRECEDENT TO EACH ADVANCE" is amended to include the following:
a) The section titled "Non-Eligible Loan" is amended to include the following:
(e) All subordinated investments (which, for purposes of this Agreement, means all investments identified as subordinated on Borrower's consolidated Schedule of investments included in any filing with the Securities and Exchange Commission); and
b) The section titled "Unused Commitment Fee" is added as described as follows:
Unused Commitment Fee. Any unused portion of the $25,000,000.00 commitment, in an amount over $15,000,000.00, shall be subject to a monthly fee of 0.50% (one-half percentage point per annum).
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest, in addition to any unpaid Unused Commitment Fee, which may be due or remain unpaid on October 31, 2018. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 30, 2016, with all subsequent interest payments to be due on the same day of each month after that.

CHANGE IN TERMS AGREEEMNT
Loan No.: 4061100374    (continued)    Page 2

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
INTEGRATION. The parties agree that (a) this Agreement and the Business Loan Agreement, as applicable, which governs the Note, together with all of the Related Documents, represents the final agreement between the parties, and therefore incorporates all negotiations of the parties hereto (b) there are no unwritten oral agreements between the parties, and (c) this Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.
PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
BORROWER:
OFS CAPITAL CORPORATION, A DELAWARE CORPORATION

By:

/s/ Bilal Rashid

Bilal Rashid, Chief Executive Officer of OFS Capital Corporation, a Delaware corporation